UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 30, 2022
BANCPLUS CORPORATION
(Exact Name of Registrant as Specified in Charter)
Mississippi
(State or Other Jurisdiction of Incorporation)

333-236022	64-0655312
(Commission File Number)	(IRS Employer Identification No.)

1068 Highland Colony Parkway
Ridgeland, MS	39157
(Address of Principal Executive Offices)	(Zip Code)

(601) 898-8300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2022, the Board of Directors (the “BancPlus Board”) of BancPlus Corporation (“the Registrant” or “BancPlus”) voted to increase the size of the BancPlus Board by one to 15 directors and appointed Staci H. Tyler, age 41, to fill the newly created vacancy, effective immediately. Ms. Tyler will serve as a Class I director with a term expiring at the 2023 Annual Meeting of Shareholders, at which time it is expected she will be nominated to be elected to serve a full three-year term. Ms. Tyler will serve as chair of the Audit Committee and as a member of the Risk Committee. In addition, the Board of Directors of BankPlus (the “BankPlus Board”), the Registrant's wholly-owned bank subsidiary, voted to increase the size of the BankPlus Board by one to 16 directors and appointed Ms. Tyler to fill the newly created vacancy.
Ms. Tyler is an “independent” director as defined within Nasdaq’s definition of such term in Section 5605(a) of the Nasdaq rules. In addition, Ms. Tyler is designated as an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended. Ms. Tyler’s appointment as director was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Ms. Tyler and any director or executive officer of the Registrant, and there are no transactions between Ms. Tyler and the Registrant that would be required to be reported under Item 404(a) of Regulation S-K.

Ms. Tyler is a certified public accountant and currently serves as Senior Vice President, Chief Accounting Officer and Secretary for EastGroup Properties, Inc., a self-administered equity real estate investment trust, where she has been employed since 2007. Prior to joining EastGroup Properties, Inc., Ms. Tyler was a Senior Audit Associate at KPMG.

Ms. Tyler will be entitled to receive compensation as a non-management director of the BancPlus Board in the form of an annual retainer of $20,000 and a monthly attendance fee of $1,200 provided she attends the regular monthly board meeting. Additionally, she will be entitled to receive an annual grant of BancPlus restricted stock with a grant date value of $25,000. For service on various committees of the BancPlus Board, she will be entitled to receive annual cash retainers of $10,000 as chair of the Audit Committee and $5,000 as a member of the Risk Committee. Compensation for the current year will be prorated based on the date of appointment.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

BancPlus Corporation

September 1, 2022	By:	/s/ Karlen Turbeville
Karlen Turbeville
Senior Executive Vice President and Chief Financial Officer